                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-12

                               Gensym Corporation
      ----------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

      ----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies: ____

  (2) Aggregate number of securities to which transaction applies: _______

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): _____

  (4) Proposed maximum aggregate value of transaction: ___________________

  (5) Total fee paid: ____________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid: $ __________________________________________

  (2) Form, Schedule or Registration Statement No.: ______________________

  (3)Filing Party: _______________________________________________________

  (4) Date Filed: ________________________________________________________

                               GENSYM CORPORATION
                                52 Second Avenue
                              Burlington, MA 01803

                               ----------------

                    Notice of Annual Meeting of Stockholders
                            to be Held May 16, 2001

                               ----------------

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Gensym Corporation, a Delaware corporation (the "Company"), will be held on Wednesday, May 16, 2001 at 10:00 a.m., at the offices of the Company, 52 Second Avenue, Burlington, Massachusetts (the "Meeting"), for the purpose of considering and voting upon the following matters:

    1. To elect two Class II Directors of the Company to serve for the ensuing three years;

    2. To approve the amendment to the Company's 1995 Employee Stock Purchase Plan increasing from 700,000 to 1,000,000 the number of shares of Common Stock reserved for issuance under the plan;

    3. To ratify the appointment by the Board of Directors of Arthur Andersen LLP as independent auditors for the fiscal year ending December 31, 2001; and

    4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

  The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

  The Board of Directors has fixed the close of business on April 6, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

  A copy of the Company's Annual Report to Stockholders for the year ended December 31, 2000, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

                                          By Order of the Board of Directors,


                                          John K. P. Stone, III
                                          Secretary

April 19, 2001

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                               GENSYM CORPORATION
                                52 Second Avenue
                              Burlington, MA 01803

               Proxy Statement for Annual Meeting of Stockholders
                            To Be Held May 16, 2001

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Gensym Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Wednesday, May 16, 2001 at 10:00 a.m. at the offices of the Company, 52 Second Avenue, Burlington, Massachusetts and at any adjournments thereof (the "Meeting").

  All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company. Attendance at the Meeting will not itself constitute revocation of a Proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the Proxy and vote in person.

  On April 6, 2001, the record date for determination of stockholders entitled to vote at the Meeting, there were outstanding and entitled to vote an aggregate of 6,466,970 shares of Common Stock of the Company, $.01 par value per share (the "Common Stock"). Each share entitles the record holder to one vote on each of the matters to be voted upon at the Meeting.

  The Notice of Meeting, this Proxy Statement, the enclosed Proxy and the Company's Annual Report to Stockholders for the year ended December 31, 2000 are being mailed to stockholders on or about April 19, 2001.

  A copy of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written request of the Secretary, Gensym Corporation, 52 Second Avenue, Burlington, Massachusetts 01803.

Security Ownership of Certain Beneficial Owners and Management

  The following table sets forth certain information as of January 31, 2001, except as otherwise noted, with respect to the beneficial ownership of shares of Common Stock by (1) each person known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (2) the directors and director nominees of the Company, (3) the Chief Executive Officer and the Company's five other most highly compensated executive officers, four of whom were serving as executive officers on December 31, 2000, and one of whom was not serving as an executive officer on December 31, 2000 (the "Named Executive Officers"), and (4) the directors and executive officers of the Company as a group.

                                                 Amount and Nature of
                                               Beneficial Ownership (1)
                                               ---------------------------
                                                Number of      Percent of
     Name and Address of Beneficial Owner        Shares        Class (2)
     ------------------------------------      -------------  ------------
Dimensional Fund Advisors Inc.(3).............     399,900           6.25%
   1299 Ocean Avenue
   11th Floor
   Santa Monica, CA 90401
Special Situations Fund III, L.P.(4)..........     516,000            8.5%
MGP Advisors Limited Partnership(4)...........     516,000            8.5%
Special Situations Cayman Fund, L.P.(4).......     184,400            3.0%
   c/o CIBC Bank and Trust Company (Cayman)
   Limited
   CIBC Bank Building
   P.O. Box 694, Grand Cayman
   Cayman Islands, British West Indies
AWM Investment Company, Inc.(4)...............     184,400            3.0%
   153 East 53rd Street, 55th Floor
   New York, NY 10022
Austin W. Marxe(4)............................     700,400           11.6%
David M. Greenhouse(4)........................     700,400           11.6%
   c/o AWM Investment Company, Inc.
   153 E. 53 Street, 51st Floor
   New York, NY 10022
Edward Fredkin(5).............................     389,600           6.24%
   166 Hyslop Road
   Brookline, MA 02146
Johan H. Magnusson(6).........................     397,600           6.21%
   c/o Rocket Software, Inc.
   2 Apple Hill Drive
   Natick, MA 01760
Laurence W. Lytton(7).........................     485,400           7.60%
   28 Sherwood Place
   Scarsdale, NY 10583
HealthCare Ventures II, L.P(8)................     372,052           2.80%
HealthCare Partners II, L.P(8)................     372,052           2.80%
HealthCare Ventures III, L.P(8)...............      42,485           0.32%
HealthCare Partners III, L.P(8)...............      42,485           0.32%
HealthCare Ventures IV, L.P(8)................      12,477           0.09%

                                                    Amount and Nature of
                                                  Beneficial Ownership (1)
                                                  ---------------------------
                                                   Number of      Percent of
      Name and Address of Beneficial Owner          Shares        Class (2)
      ------------------------------------        -------------  ------------
HealthCare Partners IV, L.P(8)...................         12,477          0.09%
James Cavanaugh, Ph.D(8).........................        427,014          3.20%
Harold R. Werner(8)..............................        427,014          3.20%
William Crouse(8)................................        427,014          3.20%
John W. Littlechild(8)...........................        427,014          3.20%
   44 Nassau Street
   Princeton, NJ 08542
Lowell B. Hawkinson(9)(10)(11)...................        387,000          5.98%
Robert L. Moore(9)(18)...........................         50,000             *
Patrick Courtin(9)(17)...........................        129,667          2.01%
John A. Shane(9)(12).............................         54,298             *
Theodore G. Johnson(9)(15).......................        181,875             *
Thomas E. Swithenbank(9)(13).....................         27,000             *
William H. Wood(9)(19)...........................         42,400             *
Barry R. Gorsun(9)(16)...........................         23,000             *
Robert A. Degan(9)(14)...........................         23,000             *
Carl Davies(9)(20)...............................         26,028             *
Jeffrey A. Weber(9)(18)..........................         25,000             *
James J. Slane(9)(21)............................         13,334             *
All executive officers and directors as a group
 (12 persons)....................................        982,602         15.19%

--------
 *  Less than 1%

(1) The number of shares beneficially owned by each director and executive officer is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after January 31, 2001 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

(2) Number of shares deemed outstanding includes 6,466,947 shares outstanding as of January 31, 2001 plus any shares subject to options held by the person in question which are currently exercisable or exercisable within 60 days after January 31, 2001.

(3) The information reported is based on a Schedule 13G, dated February 2, 2001, filed with the Securities and Exchange Commission on February 2, 2001 by Dimensional Fund Advisors Inc., a Delaware corporation ("Dimensional"). Dimensional, an investment company registered under the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over 399,900 shares. The Portfolios own all securities reported in this statement and Dimensional disclaims beneficial ownership of all such securities.

(4) The information is based on a Schedule 13D/A, dated December 10, 1999, filed with the Securities and Exchange Commission on December 10, 1999, collectively by Special Situations Fund III, L.P., a Delaware limited partnership ("SSF III"), MGP Advisers Limited Partnership, a Delaware limited partnership ("MGP"), Special Situations Cayman Fund, L.P., a Cayman Islands limited partnership (the "Cayman Fund"), AWM Investment Company, Inc., a Delaware corporation (AWM), Austin W. Marxe and David M. Greenhouse. AWM is the general partner of MGP. SSF III and MGP beneficially own 516,000 shares, and the Cayman Fund and AWM beneficially own 184,400 shares. Messrs. Marxe and Greenhouse have sole voting power and sole dispositive power over the 516,000 shares beneficially owned by SSF III and MGP and the 184,400 shares beneficially owned by the Cayman Fund and AWM, are officers, directors and members or are principal shareholders of MGP and AWM and have sole voting power and sole dispositive power over an aggregate of 700,400 shares. AWM is the general partner of MGP and the general partner of and investment adviser to the Cayman Fund.

(5) The information is as of February 15, 2000 and is based upon information provided to the Company on April 19, 2000 by a representative of Mr. Fredkin.

(6) The information reported is based on a Schedule 13G, filed with the Securities and Exchange Commission on February 7, 2001 by Johan H. Magnusson.

(7) The information reported is based on a Schedule 13G, filed with the Securities and Exchange Commission on January 16, 2001 by Laurence W. Lytton.

(8) The information is based on a Schedule 13G, filed with the Securities and Exchange Commission on February 11, 2000, collectively by HealthCare Ventures II, L.P. ("HCV II"), HealthCare Partners II, L.P. ("HCP II"), HealthCare Ventures III, L.P. ("HCV III"), HealthCare Partners III, L.P. ("HCP III"), HealthCare Ventures IV, L.P. ("HCV IV"), HealthCare Partners IV, L.P. ("HCP IV"), Dr. Cavanaugh and Messrs. Werner, Littlechild and Crouse. HCV II and HCP II beneficially owned 372,052 shares; HCV III and HCP III beneficially owned 42,485 shares; HCV IV and HCP IV beneficially owned 12,277 shares; Dr. Cavanaugh and Messrs. Werner, Littlechild and Crouse beneficially owned 427,014.

(9) The business address of the stockholder is c/o Gensym Corporation, 52 Second Ave., Burlington, MA 01803.

(10) Includes 12,000 shares held by trust for the benefit of Mr. Hawkinson's children, as to which shares Mr. Hawkinson disclaims beneficial ownership. Also includes shares held by Mr. Hawkinson's spouse, as to which shares Mr. Hawkinson disclaims beneficial ownership.

(11) Includes 10,000 shares of Common Stock subject to outstanding stock options.

(12) Includes 3,405 shares held by Palmer Service Corporation, of which Mr. Shane is the President and sole stockholder. Mr. Shane disclaims beneficial ownership except of his pecuniary interest therein. Also includes 41,500 shares of Common Stock subject to outstanding stock options.

(13) Includes 23,000 shares of Common Stock subject to outstanding stock options.

(14) Total of 23,000 shares of Common Stock subject to outstanding stock options.

(15) Includes 40,000 shares of Common Stock subject to outstanding stock options.

(16) Total of 23,000 shares of Common Stock subject to outstanding stock options.

(17) Total of 129,667 shares of Common Stock subject to outstanding stock options.

(18)Total of 25,000 shares of Common Stock subject to outstanding stock options.

(19) Includes 38,400 shares of Common Stock subject to outstanding stock options.

(20) Total of 26,028 shares of Common Stock subject to outstanding stock options.

(21) Total of 13,334 shares of Common Stock subject to outstanding stock options.

Votes Required

  The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

  The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and voting on the matter is required for the approval of the amendment to the Company's 1995 Employee Stock Purchase Plan and the ratification of the appointment of the Company's independent auditors.

  Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter.

                       PROPOSAL I-- ELECTION OF DIRECTORS

  The Board of Directors is divided into three classes, with members of each class holding office for a staggered three-year term. The terms of Messrs. Hawkinson and Johnson (Class II Directors) will expire at this Annual Meeting of Stockholders; the terms of Messrs. Courtin, Degan and Gorsun (Class III Directors) will expire at the 2002 Annual Meeting of Stockholders; and the terms of Messrs. Shane and Swithenbank (Class I Directors) will expire at the 2003 Annual Meeting of Stockholders. Upon the expiration of the term of a class of directors at an annual meeting of stockholders, directors will be elected (or reelected) to serve within such class for a succeeding three-year term.

  The persons named in the enclosed proxy will vote to elect, as Class II Directors, Messrs. Hawkinson and Johnson, the director nominees named below, unless the proxy is marked otherwise. Messrs. Hawkinson and Johnson are currently directors of the Company.

  Each Class II Director will be elected to hold office until the Annual Meeting of Stockholders held in 2004 and until his successor is elected and qualified. The nominees have indicated their willingness to serve, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected.

  For each member of the Board of Directors and the director nominees for election as Class II Directors, there follows information given by each concerning his principal occupation and business experience for the past five years, the names of other publicly held companies of which he serves as a director, his age and length of service as a director of the Company.

Nominees for Terms Expiring in 2004 (Class II Directors)

                                     Principal Occupation, Other Business Experience    Director
             Name              Age During The Past Five Years and Other Directorships    Since
             ----              --- --------------------------------------------------   --------
 Lowell B. Hawkinson.........   58         Mr. Hawkinson served as Chairman of            1986
                                            the Board, Chief Executive
                                            Officer, Treasurer and Secretary
                                            of the Company from September 1986
                                            to October 1999. Since November
                                            1999, Mr. Hawkinson has served as
                                            an independent consultant. Mr.
                                            Hawkinson is also a director of
                                            Genrad, Inc.

 Theodore G. Johnson.........   69         Mr. Johnson has been an independent            1986
                                            venture investor since 1982. Mr.
                                            Johnson is also a director of
                                            Candela Corporation and a number
                                            of privately held corporations.


Directors Whose Terms Expire in 2002 (Class III Directors)


                                     Principal Occupation, Other Business Experience    Director
             Name              Age During The Past Five Years and Other Directorships    Since
             ----              --- --------------------------------------------------   --------
 Patrick Courtin.............   57         Since November 1, 1999, Mr. Courtin            1999
                                            has served as Chairman, President
                                            and Chief Executive Officer of the
                                            Company. From February 1996 to May
                                            1999, Mr. Courtin served as
                                            president and chief executive
                                            officer of M3i Systems, Inc., a
                                            real time software technology
                                            company. From March 1994 to August
                                            1995, Mr. Courtin served as
                                            chairman and chief executive
                                            officer of Comstream Inc., a
                                            provider of wireless
                                            communications products, and
                                            senior vice president of Spar
                                            Aerospace.

 Robert A. Degan.............   62         Mr. Degan has been a private                   1999
                                            investor since January 2000. From
                                            November 1998 to December 1999,
                                            Mr. Degan served as General
                                            Manager of the Enhanced Services &
                                            Migration Unit (formerly, Summa
                                            Four, Inc.) of Cisco Systems, Inc.
                                            From July 1998 to November 1998,
                                            Mr. Degan was chairman, president
                                            and chief executive officer of
                                            Summa Four, Inc. From August 1996
                                            to December 1996, Mr. Degan served
                                            as an executive vice president of
                                            Sync Research Inc. From 1991 to
                                            1996, Mr. Degan was the president,
                                            chief executive officer and a
                                            director of Tylink Corporation, a
                                            data communications company. Mr.
                                            Degan is also a director of
                                            FlexiInternational Software, Inc.,
                                            Lancast, Inc. and Overland Data,
                                            Inc.

                                     Principal Occupation, Other Business Experience    Director
             Name              Age During The Past Five Years and Other Directorships    Since
             ----              --- --------------------------------------------------   --------
 Barry R. Gorsun.............   58         Mr. Gorsun joined Summa Four, Inc.             1998
                                            in April 1983 as vice president of
                                            operations and served as chief
                                            operating officer from January
                                            1987 until his appointment as
                                            president and chief executive
                                            officer in July 1988. He was named
                                            chairman in July 1993 and served
                                            as chairman until July 1998. Prior
                                            to joining Summa Four, Mr. Gorsun
                                            was vice president of Analogic
                                            Corporation.

Directors Whose Terms Expire in 2003 (Class I Directors)

                                     Principal Occupation, Other Business Experience    Director
             Name              Age During The Past Five Years and Other Directorships    Since
             ----              --- --------------------------------------------------   --------
 John A. Shane...............   68         Since 1972, Mr. Shane has been                 1995
                                            president of Palmer Service
                                            Corporation, a venture capital
                                            management company. Mr. Shane is
                                            also a director of Arch Wireless,
                                            Inc., Eastern Bank Corporation,
                                            Overland Data, Inc. and United
                                            Asset Management Corporation, and
                                            a Trustee of the New England
                                            Investment Company's Family of
                                            Mutual Funds.

 Thomas E. Swithenbank.......   56         From 1990 until 1998, Mr.                      1997
                                            Swithenbank served as president
                                            and chief executive officer of
                                            Harte-Hanks Data Technologies, a
                                            computer software and service
                                            company specializing in database
                                            marketing systems, a division of
                                            Harte-Hanks Marketing, which is a
                                            subsidiary of Harte Hanks
                                            Communications, Inc. Mr.
                                            Swithenbank served as an executive
                                            vice president of Pegasystems,
                                            Inc., a developer of
                                            communications software products,
                                            from 1998 to 1999. Since April
                                            1999, Mr. Swithenbank has been an
                                            executive vice president of
                                            Techmar Communications, Inc.

  For information relating to shares of Common Stock owned by each of the directors and the director nominees, see "Security Ownership of Certain Beneficial Owners and Management."

Board and Committee Meetings

  The Board of Directors met 13 times during 2000. All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.

  The Board of Directors has a Compensation Committee, which makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company and administers stock option grants pursuant to the Company's employee stock plans. The Compensation Committee met 5 times during 2000. The members of the Compensation Committee are Messrs. Degan, Shane, Hawkinson, and Gorsun.

  The Board of Directors has an Audit Committee, which reviews the results and scope of the audit, and other services provided by the Company's independent public accountants and reviews the Company's internal controls. The Audit Committee held 4 meetings during 2000. The members of the Audit Committee are Messrs. Degan, Shane and Swithenbank.

  The Board of Directors formed a Corporate Governance Committee in January 1999 which is responsible for making recommendations as to the number of members of the Board of Directors and composition of the Board and its committees and periodic evaluations of performance. Specific duties include (1) the nomination of new Board members after consultation with the Chief Executive Officer and (2) an annual written evaluation of the Board of Directors and its committees. The Corporate Governance Committee will consider nominees recommended to the committee by stockholders. In order for a nominee recommended to the committee by a stockholder to be considered as a candidate to serve on the Board of Directors for the next fiscal year, such recommendation must be in writing and received by the Secretary of the Company at the Company's offices, 52 Second Avenue, Burlington, MA 01803, no later than December 26. The members of the Corporate Governance Committee are Messrs. Gorsun, Courtin, Johnson and Shane.

Director Compensation

  Directors who are not employees of the Company receive $12,000 annually, plus $1,000 for physical attendance at each meeting of the Board of Directors and $500 for participation in a Board meeting telephonically. Non-employee directors also receive a $1,500 quarterly retainer for each committee on which the director serves. Non-employee directors are eligible to receive stock options under the Company's 1995 Director Stock Option Plan, and all directors are eligible to receive stock options under the Company's 1994 Stock Option Plan, 1997 Stock Incentive Plan and 2000 Stock Incentive Plan.

  Upon their initial election as a director, each non-employee director is granted a nonstatutory option for the purchase of 3,000 shares of the Company's Common Stock. On June 30 of each year, each non-employee director receives a nonstatutory option for the purchase of 10,000 shares of the Company's Common Stock. All options granted to directors are granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of the grant and are immediately exercisable.

Compensation of Executive Officers

  The following table sets forth certain information with respect to the annual and long-term compensation earned for each of the last three years of the Company's Chief Executive Officer and the other Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                        Long-Term
                                                       Compensation
                               Annual Compensation(1)     Awards
                               ----------------------- ------------
                                                        Securities   All Other
                                     Salary             Underlying  Compensation
 Name and Principal Position   Year   ($)    Bonus ($)  Options(#)     ($)(2)
 ---------------------------   ---- -------- --------- ------------ ------------
Patrick Courtin (3)........... 2000 $270,000      --         --       $24,872
  President and Chief
   Executive Officer           1999   45,000      --     463,000      $ 3,393
Robert L. Moore (4)........... 2000  200,353    9,500        --        17,246
  Senior Vice President        1999  194,167      --         --        13,702
                               1998  207,500      --         --        18,101
William H. Wood............... 2000  185,833      --         --        21,895
  Senior Vice President,       1999  184,167   53,460      6,000       12,143
   Communications Business     1998  183,125   30,000      3,000      111,135
   Unit and Corporate
    Marketing
Carl Davies................... 2000  147,925   20,453        --        10,320
  Vice President and Managing  1999  137,312   21,893        --         9,537
   Director, EMA               1998  134,698   22,600        --        21,394
Jeffrey A. Weber.............. 2000 $153,327  $20,000    110,000      $18,632
  Vice President, Finance &
   and Chief Financial Officer
James J. Slane................ 2000 $153,327  $42,134     62.000      $11,990
  Vice President, Marketing

----------
(1) In accordance with the rules of the Securities and Exchange Commission (the "Commission"), Other Annual Compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total amount of annual salary and bonus for the executive officer for the fiscal year indicated.

(2) All Other Compensation includes the following: (a) the Company's contributions for Mr. Courtin, Dr. Moore and Messrs. Wood, Weber and Slane under the Company's 401(k) Plan in the amounts of $3,225, $1,498, $3,399, $3,206, and $2,194, respectively, for fiscal 2000; (b) payments for health and dental benefits, life insurance, and long and short term disability insurance made by the Company for Mr. Courtin, Dr. Moore and Messrs. Wood, Weber, and Slane in the amounts of $21,647, $15,748, $18,495, $15,426, and
     $9,796 respectively, for fiscal 2000; and (c) payments of $10,320 made by the Company to Mr. Davies for an automobile lease.

(3)  Mr. Courtin joined the Company in November 1999.

(4)  Mr. Moore resigned as Senior Vice President on March 31, 2000.

 Option Grant Table

  The following table sets forth information regarding options granted during fiscal year ended December 31, 2000 by the Company to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                        Individual Grants
                   -------------------------------------------------------------
                                                                    Potential
                               Percent of                          Realizable
                                 Total                              Value at
                   Number of    Options                          Assumed Annual
                     Shares    Granted to                        Rates of Stock
                   Underlying  Employees                              Price
                     Options       In     Exercise or             Appreciation
                   Granted(#)    Fiscal   Base Price  Expiration   for Option
                       (1)      Year(2)    ($/Sh)(3)     Date        Term(4)
                   ----------  ---------- ----------- ---------- ---------------
                                                                   5%($)  10%($)
                                                                 ------- -------
Jeffrey A. Weber..     55,155     7.1%       5.44       02/07/10 188,626 478,016
                       34,845     4.5%       5.44       02/07/10 119,167 301,994
                       20,000     2.6%       0.81       12/29/10  10,226  25,914
James J. Slane....     40,000     5.2%       5.44       02/07/10 136,797 346,671
                       10,000     1.3%       5.44       02/07/10  34,199  86,668
                       12,000     1.6%       0.81       12/29/10   6,135  15,549
Carl Davies.......     10,000     1.3%       6.38       02/22/10  40,092 101,601
                        5,000     0.6%       6.38       02/22/10  20,046  50,801

--------
(1) Represents options granted pursuant to the Company's stock incentive plans. The newly granted options are exercisable in three equal installments commencing on the first anniversary of the date of grant of the option.

(2) Calculated based on an aggregate of 773,600 options granted to all employees and directors under all of the Company's stock plans during fiscal 2000.

(3) The exercise price is equal to the fair market value of the Company's Common Stock on the date of the grant.

(4) Potential realizable value is based on an assumption that the market price of the stock will appreciate at the stated rate, compounded annually, from the date of grant of the original option until the end of the 10-year term. These values are calculated based on rules promulgated by the Commission and do not reflect the Company's estimate or projection of future stock prices. Actual gains, if any, on stock option exercises will be dependent upon the future performance of the price of the Company's Common Stock.

 Year-End Option Table

  The following table sets forth certain information regarding the number and value of unexercised options to purchase the Company's Common Stock held by each of the Named Executive Officers as of December 31, 2000. No stock options were exercised by the Named Executive Officers during 2000.

                         FISCAL YEAR-END OPTION VALUES

                                 Number of Shares
                              Underlying Unexercised     Value of Unexercised
                                    Options at          In-the-Money Options at
                                Fiscal Year-End (#)       Fiscal Year-End ($)
                             ------------------------- -------------------------
Name                         Exercisable Unexercisable Exercisable Unexercisable
----                         ----------- ------------- ----------- -------------
Patrick Courtin.............   129,667      333,333        --           --
Robert L. Moore.............       --           --         --           --
William H. Wood.............    10,000            0        --           --
                                26,400            0        --           --
                                 2,000        4,000        --           --
                                38,400        4,000
Carl Davies.................    21,894       22,466        --           --
Jeffrey A. Weber............         0      110,000        --           --
James J. Slane..............         0       67,000        --           --

 Employment Contracts and Termination of Employment Arrangements

  In October 1999, the Company entered into an employment agreement with Patrick Courtin. Under the terms of that agreement, Mr. Courtin receives an annual base salary of $270,000 and is eligible to receive an annual performance bonus of up to 50% of his annual base salary. The agreement provides that Mr. Courtin's employment may be terminated by either party upon thirty days notice, except that Mr. Courtin may be terminated by the Company immediately for cause (as defined in the agreement). If Mr. Courtin's employment is terminated by the Company for cause, or if Mr. Courtin resigns without cause or good reason (as defined in the agreement), he is entitled to receive salary and benefits through his last day of employment. In the event that Mr. Courtin's employment is terminated by the Company without cause, or if he resigns for good reason, Mr. Courtin is entitled to receive his base salary and benefits for a period of up to eighteen months following termination. Pursuant to the agreement, the Company granted Mr. Courtin options to purchase up to 450,000 shares of Common Stock, which vest in three equal installments commencing November 1, 2000.

  In October 1999, the Company entered into an Amended Severance Benefits Agreement with Robert Moore. Dr. Moore resigned from the Company on March 31, 2000. Pursuant to the agreement, Dr. Moore is entitled to receive his base salary and certain other benefits for a period of twelve months, and up to an additional six months if he has not obtained new employment within twelve months after his separation from the Company.

  In September 1999, the Company entered into a Severance Benefits Agreement with each of Messrs. Wood and Davies. Mr. Davies resigned from the Company on February 12, 2001. Pursuant to the agreement, Mr. Davies is entitled to receive his base salary and certain other benefits for a period of six months after his separation from the Company. Mr. Wood resigned from the Company on January 31, 2001. Pursuant to the agreement, Mr. Wood is entitled to receive his base salary and certain benefits for a period of six months after his separation from the Company.

  In February 7, 2000, the Company entered into Severance Benefits Agreements with each of Messrs. Slane and Weber. In the event that Mr. Slane or Mr. Weber, as the case may be, is terminated without cause (as defined in the agreements), each agreement provides that he is entitled to receive his base salary and certain other benefits from the Company for a period of six months following termination.

Report of the Compensation Committee on Executive Compensation

  The Compensation Committee of the Company's Board of Directors is responsible for establishing compensation policies with respect to the Company's executive officers, including the President and Chief Executive Officer, and the other Named Executive Officers, and setting the compensation for these individuals.

  The Compensation Committee seeks to achieve three broad goals in connection with the Company's executive compensation programs and decisions regarding individual compensation. First, the Compensation Committee structures executive compensation programs in a manner that the Committee believes will enable the Company to attract and retain key executives. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement by the Company of operating income goals and the achievement by the executives of certain assigned objectives. By tying compensation in part to particular goals, the Compensation Committee believes that a performance-oriented environment is created for the Company's executives. Finally, the Company's executive compensation programs are intended to provide executives with an equity interest in the Company so as to link a portion of the compensation of the Company's executives with the performance of the Company's Common Stock.

  The compensation programs for the Company executives generally consist of three elements: base salary; annual cash bonus; and a stock-based equity incentive in the form of participation in the Company's stock option plans. In establishing base salaries for executives, including the Chief Executive Officer, the Compensation Committee monitors salaries at other companies, particularly those that are in the same industry as the Company or related industries and/or located in the same general geographic area as the Company, considers historic salary levels of the individual and the nature of the individual's responsibilities and compares the individual's base salary with those of other executives at the Company.

  The Compensation Committee links cash bonuses to annual profitability goals and the achievement by the executives of certain assigned objectives. The individual objectives set for executive officers of the Company are generally both objective and subjective in nature and include such goals as bookings, revenue, profit and departmental objectives. The Compensation Committee believes that these arrangements tie the executive's performance closely to a key measure of success of the Company or the executive's business unit.

  Stock option grants are designed to make a portion of the overall compensation of the executive officers receiving such award vary depending upon the long range performance of the Company. As a result of the applicable vesting arrangements, such grants also serve as a means for the Company to retain the services of these individuals over several years.

  The compensation philosophy applied by the Compensation Committee in establishing the compensation for the Company's Chief Executive Officer is the same as for the other executive officers. The Compensation Committee set Mr. Courtin's annualized salary for 2000 at $270,000. The Compensation Committee believes that Mr. Courtin's base salary is appropriate in light of the factors described above.

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer and its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. In this regard, the Company has limited the number of shares subject to stock options which may be granted to Company employees in a manner that complies with certain performance-based requirements of Section 162(m). Based on the compensation awarded to the executive officers of the Company, it does not appear that the Section 162(m) limitation will have a significant impact on the Company in the near term. While the Committee does not currently intend to qualify its incentive awards, other than stock option issuances, as a performance-based plan, it will continue to monitor the impact of Section 162(m) on the Company.

                                          Compensation Committee

                                          Robert A. Degan
                                          John A. Shane
                                          Barry R. Gorsun

Compensation Committee Interlocks and Insider Participation

  The current members of the Company's Compensation Committee are Messrs. Degan, Shane and Gorsun. No executive officer of the Company has served as director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, any of whose executive officers has served as a director of or member of the Compensation Committee of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and 10% stockholders to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Directors, executive officers and 10% stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of reports furnished to the Company and written representations from the Company's directors and executive officers, the Company believes that during 2000 its directors, executive officers and 10% stockholders have complied with all
Section 16(a) filing requirements, except that the Initial Reports on Form 3 for each of Mr. Slane and Mr. Weber, which were filed on March 10, 2000, were not timely.

Comparative Stock Performance

  The comparative stock performance graph below compares the cumulative total stockholder return on the Common Stock of the Company for the period from February 16, 1996 through December 31, 2000 with the cumulative total return on
(1) the Nasdaq Composite Index, and (2) the Nasdaq Computer & Data Processing Services Index. The comparison assumes the investment of $100 on February 16, 1996 in the Company's Common Stock and in each of the indices and, in each case, assumes reinvestment of all dividends, if any. Prior to February 16, 1996, the Company's Common Stock was not registered under the Exchange Act.

[Chart appears here]

                               2/16/96 12/31/96 12/31/97 12/31/98 12/31/99 12/31/00
                               ------- -------- -------- -------- -------- --------
      Gensym..................  $100     $ 79     $ 30     $ 21     $ 38     $  5
      Nasdaq Composite Index..  $100     $119     $146     $205     $576     $228
      Nasdaq Computer & Data
       Processing Services....  $100     $120     $147     $262     $375     $262

    PROPOSAL II-- APPROVAL OF AMENDMENT TO 1995 EMPLOYEE STOCK PURCHASE PLAN

  The Board of Directors believes that the continued growth and profitability of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting and retaining key personnel. As of December 31, 2000, 115,422 shares were available for future purchase under the Company's 1995 Employee Stock Purchase Plan (the "Purchase Plan"). Accordingly, on January 31, 2001, the Board of Directors adopted, subject to stockholder approval, an amendment to the Purchase Plan that increased from 700,000 to 1,000,000 the number of shares of Common Stock available for issuance under the Purchase Plan (subject to a proportionate adjustment for certain changes in the Company's capitalization, such as a stock split).

  The Board of Directors believes adoption of the amendment to the Purchase Plan is in the best interests of the Company and its stockholders and recommends a vote IN FAVOR of this proposal.

Summary of the Purchase Plan

  The following is a brief summary of the material terms of the Purchase Plan.

  All employees of the Company, including directors of the Company who are employees, and all employees of any participating subsidiaries, (1) whose customary employment is more than 20 hours per week and for more than five months in any calendar year, (2) who have been employed by the Company or a participating subsidiary for at least three months prior to enrolling in the Purchase Plan, and (3) who are employees on the first day of the designated payroll deduction period (the "Offering Period"), are eligible to participate in the Purchase Plan. Employees who would immediately after the grant own 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary may not be granted an option under the Purchase Plan. As of March 31, 2001, approximately 175 of the Company's employees were eligible to participate in the Purchase Plan.

  On April 6, 2001, the last reported sale price of the Company's Common Stock on the Nasdaq National Market was $0.75 per share.

  On the first day of an Offering Period (an "Offering Date"), the Company grants to each eligible employee who has elected to participate in the Purchase Plan an option to purchase such number of whole shares of Common Stock of the Company reserved for the purposes of the Purchase Plan as does not exceed the number of shares determined by dividing (1) the quotient of $25,000 divided by two (or such other number of offerings as the Board of Directors may determine will be conducted during that calendar year) by (2) the closing price of the Common Stock as reported on the Nasdaq National Market (or such other national securities exchange or trading system on which the Company's Common Stock may then be listed or quoted) on the Offering Date of such Plan Period. The employee may authorize an amount (a whole percentage from 1% to 10% of such employee's earnings) to be deducted by the Company from his or her compensation during the Offering Period. On the last day of the Offering Period, the employee is deemed to have exercised the option, at the option exercise price, to the extent of accumulated payroll deductions. Under the terms of the Purchase Plan, the option price is an amount equal to 85% of the fair market value per share of Common Stock on either the Offering Date or the last day of the Offering Period, whichever is lower. The Compensation Committee may, in its discretion, choose an Offering Period of twelve months or less for each of the offerings and choose a different Offering Period for each offering.

  If an employee's employment is terminated before the last day of the Offering Period, such employee is not entitled to exercise any option, and the amount of such employee's accumulated payroll deductions will be refunded. An employee's rights under the Purchase Plan terminate upon voluntary withdrawal from the Purchase Plan at any time, or when the employment of such employee ceases for any reason.

Federal Income Tax Consequences

  The following is a summary of the United States federal income tax consequences that generally will arise with respect to purchases made under the Purchase Plan and with respect to the sale of Common Stock acquired under the Purchase Plan.

 Tax Consequences to Participants

  In general, a participant will not recognize taxable income upon enrolling in the Purchase Plan or upon purchasing shares of Common Stock at the end of an Offering. Instead, if a participant sells Common Stock acquired under the Purchase Plan at a sale price that exceeds the price at which the participant purchased the Common Stock, then the participant will recognize taxable income in an amount equal to the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock. A portion of that taxable income will be ordinary income, and a portion may be capital gain.

  If the participant sells the Common Stock more than one year after acquiring it and more than two years after the date on which the offering commenced (the "Grant Date"), then the participant will be taxed as follows.

If the sale price of the Common Stock is higher than the price at which the participant purchased the Common Stock, then the participant will recognize ordinary compensation income in an amount equal to the lesser of (1) fifteen percent of the fair market value of the Common Stock on the Grant Date, and (2) the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock.

  Any further income will be long-term capital gain. If the sale price of the Common Stock is less than the price at which the participant purchased the Common Stock, then the participant will recognize long-term capital loss in an amount equal to the excess of the price at which the participant purchased the Common Stock over the sale price of the Common Stock.

  If the participant sells the Common Stock within one year after acquiring it or within two years after the Grant Date (a "Disqualifying Disposition"), then the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the price at which the participant purchased the Common Stock. The participant will also recognize capital gain in an amount equal to the excess of the sale price of the Common Stock over the fair market value of the Common Stock on the date that it was purchased, or capital loss in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the sale price of the Common Stock. This capital gain or loss will be long-term capital gain or loss if the participant has held the Common Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the Common Stock for a shorter period.

 Tax Consequences to the Company

  The offering of Common Stock under the Purchase Plan will have no tax consequences to the Company. Moreover, in general, neither the purchase nor the sale of Common Stock acquired under the Purchase Plan will have any tax consequences to the Company except that the Company will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant upon making a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

                                  PROPOSAL III
                  RATIFICATION OF THE APPOINTMENT OF AUDITORS

  The Board of Directors has selected Arthur Andersen LLP as auditors of the Company for the year ending December 31, 2001, subject to ratification by stockholders at the Meeting. If the stockholders do not ratify the selection of Arthur Andersen LLP, the Board of Directors will reconsider the matter. A representative of Arthur Andersen LLP, which served as auditors for the year ended December 31, 2000, is expected to be present at the Meeting to respond to appropriate questions, and to make a statement if he or she so desires.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Overview

  The Audit Committee of the Company's Board of Directors is composed of three members, Messrs. Degan, Shane and Swithenbank and acts under a written charter first adopted and approved on April 28, 2000. A copy of this charter is attached to this proxy statement as Appendix A. Messrs. Degan, Shane and Swithenbank are independent directors, as defined by the rules of the Nasdaq Stock Market.

  The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended 2000 and discussed these financial statements with the Company's management. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Arthur Andersen LLP, the Company's independent auditors.

  The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the Audit Committee discussed with the independent auditors their independence from the Company.

  Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended 2000.

Audit Fees

  Arthur Andersen LLP billed the Company an aggregate of $70,000 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended 2000.

Financial Information Systems Design and Implementation Fees

  Arthur Andersen LLP has not billed the Company for any professional services rendered to the Company and its affiliates for the fiscal year ended 2000 in connection with the design and implementation of financial information systems, the operation of information systems and the management of local area networks.

All Other Fees

  Arthur Andersen LLP billed the Company an aggregate of $60,000 in fees for other services rendered to the Company and its affiliates for the fiscal year ended 2000. The Audit Committee has determined that the independence of Arthur Anderson LLP has not been compromised through provision of these services.

  By the Audit Committee of the Board of Directors of the Company.

                                          John A. Shane
                                          Robert A. Degan
                                          Thomas E. Swithenbank

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

  Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and intended to be presented in the proxy material for the 2002 Annual Meeting of Stockholders must be received by the Company at its offices, 52 Second Avenue, Burlington, MA 01803, no later than December 26, 2002 in order to be considered for inclusion in the Proxy Statement relating to that meeting. The Company suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary of the Company.

  The Company's Amended and Restated By-Laws also establish advance notice procedures with respect to a stockholder nomination of candidates for election as directors and for the conduct of other business to be brought before an annual meeting by a stockholder not submitted pursuant to Rule 14a-8. A notice regarding a director nomination or a proposal for other business must be received by the Company not less than 60 days nor more than 90 days prior to the applicable stockholder meeting. However, in the event that less than 70 days' notice or prior disclosure of the date of the meeting is given or made to the Company's stockholders, the notice must be received by the Company not later than the tenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. Any such notice must contain certain specified information concerning the persons to be nominated and/or the other business and the stockholder submitting the director nomination or proposal for other business. The Company has not yet publicly announced the date of the 2002 Annual Meeting. The advance notice provisions of the Company's By-Laws supersede the notice requirements contained in recent amendments to Rule 14a-4. Director nominations or stockholder proposals for other business should be mailed to Secretary, Gensym Corporation, 52 Second Avenue, Burlington, MA 01803.

                                 OTHER MATTERS

  The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

                                          By order of the Board of Directors,

                                          John K. P. Stone, III
                                          Secretary

April 19, 2000

  THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                     Appendix A

                     GENSYM CORPORATION BOARD OF DIRECTORS
                            AUDIT COMMITTEE CHARTER

Purpose

  The Audit Committee of Gensym Corporation's (the "Company") Board of Directors shall assist and oversee Gensym's management and Board in Fulfilling their responsibilities relating to corporate accounting, reporting practices, and the quality and integrity of the financial reports issued by the Company. The Audit Committee shall concentrate on critical business issues and assure itself that management and the independent auditors have focused on the areas of greatest risk to the Company. In doing so, it is the Audit Committee's responsibility to maintain free and open communications with the Board of Directors, the independent auditors and the management of the Company.

Composition and Term of Office

  The Audit Committee will be appointed by the Board of Directors and will consist of at least two outside Directors, one of whom will serve as Chairman. The Audit Committee members will serve in their capacity for a term of one year.

Responsibilities

  The Audit Committee shall be responsive to the Company's unique business, financial and control risks. The Audit Committee's responsibilities include:

  1. Understanding, assessing and monitoring the overall corporate control environment, which includes the following areas:

    A. Internal Controls

      . understanding and assessing the attitude of top management toward internal control and financial statement issues

      . understanding the process for policy implementation and communication within the Company

      . understanding and assessing the effectiveness of key accounting controls for higher-risk areas including, but not limited to, payroll, cash management, bank authorization, expense reimbursement, accounts receivable and accounts payable disbursements

      . reviewing and recommending to the Board of Directors a delegation of authority policy for key areas

    B. Financial Planning

      . understanding and assessing the financial process, including developing operating plans, quarterly financial forecasts, revenue assessment and strategic business planning

      . understanding and assessing the budgeting process, including cash flow

    C. Revenue Recognition

      . reviewing the Company's revenue recognition policy and assuring that it is in compliance with accounting authoritative guidelines (e.g. SOP 97-2)

      . reviewing and assessing procedures to ensure revenue is recorded in accordance with the Company's revenue recognition policy

      . reviewing any material transactions, trends or deviations from practice or propriety on a quarterly basis prior to earnings release

    D. Information Systems

      . understanding and assessing key business controls, including financial information systems

      . assuring the integrity of the IS function and systems throughout the Company

  2. Overseeing the financial reporting to shareholders and others, which includes:

    .  understanding and assessing the financial reporting process

    .  understanding and assessing the fairness of financial reporting

    . understanding and assessing the Company's significant accounting policies, reporting practices, financial statement judgment areas and accounting for significant transactions

    . reviewing and approving financial statements and press releases for quarterly and annual earnings releases

  3. Overseeing the relationship between the Company and its independent external auditors, which includes:

    .  recommending the appointment and discharge of external auditors

    .  reviewing the external auditors' proposed audit scope and approach

    .  approving the external auditors' fee arrangements

    .  reviewing and evaluating the external auditors' performance

    . reviewing audit findings, including any significant suggestions for improvements provided to management by the external auditors

  4. Overseeing the ethical behavior of senior management of the Company.

  5. Overseeing and reporting to the Board of Directors on the performance of financial management.

  The Audit Committee will have direct access to management and external auditors. The Audit Committee will meet at least quarterly during the year. In addition, the Audit Committee will meet with management and the external auditors prior to and following the annual audit of the financial statements.

                                                                      Appendix B

                               GENSYM CORPORATION

                       1995 EMPLOYEE STOCK PURCHASE PLAN

  The purpose of this Plan is to provide eligible employees of Gensym Corporation (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, $.01 par value per share (the "Common Stock"). 200,000 shares of Common Stock in the aggregate have been approved for this purpose.

  1. Administration. The Plan will be administered by the Company's Board of Directors (the "Board") or by a Committee appointed by the Board (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

  2. Eligibility. Participation in the Plan will neither be permitted nor denied contrary to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

    a. they are regularly employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and (b) they have been employed by the Company or a Designated Subsidiary for at least three months (or such number of days as may be determined by the Board of Directors or Committee) prior to enrolling in the Plan; and

    b. they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

  No employee may be granted an Option hereunder if such employee, immediately after the Option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

  3. Offerings. The Company will make one or more offerings (each, an "Offering" and collectively, "Offerings") to employees to purchase stock under this Plan. Offerings will begin on such dates as may be determined by the Board of Directors or the Committee (the "Offering Commencement Dates"). Each Offering Commencement Date will begin an approximately six month period (a "Plan Period") during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose different Plan Periods of twelve (12) months or less for Offerings.

  4. Participation. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee's appropriate payroll office at least seven days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term "Compensation" means the amount of money reportable on the employee's Federal Income Tax Withholding Statement, excluding, to the extent determined by the Board or the Committee, overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee's Federal Income Tax Withholding Statement, and including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

  5. Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any whole number percentage from 1% to 10% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made, subject to such lesser maximum rate as may be determined by the Board of Directors or Committee prior to the applicable Offering Commencement Date.

  No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other stock purchase plan of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

  6. Deduction Changes. An employee may decrease or discontinue such employee's payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue such employee's payroll deductions during a Plan Period, but does not elect to withdraw such employee's funds pursuant to Section 8 hereof, funds deducted prior to such employee's election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

  7. Interest. Interest will not be paid on any employee payroll deduction accounts, except to the extent that the Board or its Committee, in its sole discretion, elects to credit such accounts with interest at such per annum rate as it may from time to time determine.

  8. Withdrawal of Funds. An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently withdraw all of the balance accumulated in the employee's payroll deduction account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee, except that employees who are also directors or officers of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules promulgated thereunder may not participate again for a period of at least six months as provided in Rule 16b-3(d)(2)(i) or any successor provision.

  9. Purchase of Shares. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (an "Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, such number of whole shares of Common Stock of the Company reserved for the purposes of the Plan as does not exceed the number of shares determined by dividing 15% of such employee's annualized Compensation for the immediately prior six-month period by the price determined in accordance with the formula set forth in the following paragraph but using the closing price on the Offering Commencement Date of such Plan Period.

  The purchase price (the "Option Price") for each share purchased will be 85% of the closing price of the Common Stock as reported on the Nasdaq National Market (or such other national securities exchange or trading system on which the Company's Common Stock may then be listed or quoted) on (i) the first business day of such Plan Period or (ii) on the Exercise Date, whichever closing price shall be less. If no such price is reported on such date, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the nearest preceding day.

  Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that such employee's accumulated payroll deductions on such date will pay for pursuant to the formula set forth above (but not in excess of the maximum number determined in the manner set forth above).

  Any balance remaining in an employee's payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee's payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee's account shall be refunded.

  10. Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, or in the name of the employee and another person of legal age as joint tenants with rights of survivorship.

  11. Rights on Retirement, Death, or Termination of Employment. In the event of a participating employee's termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee's payroll deduction account shall be paid to the employee or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or

  a. if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

  12. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from such employee's pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to such employee.

  13. Rights Not Transferable. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

  14. Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

  15. Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

  16. Merger. If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger, and the Board or the Committee shall take such steps in connection with such merger as the Board or the Committee shall deem necessary to assure that the provisions of Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

  In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

  17. Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the stockholders of the Company is required by Section 423 of the Code or by Rule 16b-3 under the Exchange Act, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 16 of the Exchange Act and the rules promulgated thereunder, as in effect from time to time, or
Section 423 of the Code.

  18. Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot, in such manner as it may determine, the shares then available.

  19. Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the payroll deduction accounts of participating employees shall be promptly refunded.

  20. Governmental Regulations. The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on Nasdaq and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

  The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

  The Plan is intended to comply with the provisions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. Any provision inconsistent with such Rule shall to that extent be inoperative and shall not affect the validity of the Plan.

  21. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

  22. Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

  23. Effective Date and Approval of Stockholders. The Plan shall take effect upon the closing of the Company's initial public offering of Common Stock pursuant to an effective registration statement under Securities Act of 1933, as amended, subject to approval by the stockholders of the Company as required by Rule 16b-3 under the Exchange Act and by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

                                          Adopted by the Board of Directors on
                                          November 2,1995
                                          Approved by the stockholders on
                                           January 16, 1996

                               GENSYM CORPORATION
                               AMENDMENT NO. 1 TO
                       1995 EMPLOYEE STOCK PURCHASE PLAN

  The first paragraph of Section 9 of the Company's 1995 Employee Stock Purchase Plan is amended and restated in its entirety to read as follows:

  1. Purchase of Shares. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who was then a participant in the Plan an option (an "Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, such number of whole shares of Common Stock of the Company reserved for the purposes of the Plan as does not exceed the number of shares determined by dividing (i) the quotient of $25,000 divided by two (or such other number of Offerings as the Board of Directors may determine will be conducted during that calendar year) by (ii) the closing price of the Common Stock as reported on the Nasdaq National Market (or such other national securities exchange or trading system on which the Company's Common Stock may then be listed or quoted) on the Offering Commencement Date of such Plan Period.

Adopted by the Board of Directors on October 29, 1997

                               GENSYM CORPORATION
                               AMENDMENT NO. 2 TO
                       1995 EMPLOYEE STOCK PURCHASE PLAN

  The first paragraph of the Company's 1995 Employee Stock Purchase Plan is amended and restated in its entirety to read as follows:

  "The purpose of this Plan is to provide eligible employees of Gensym Corporation (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, $.01 par value per share (the "Common Stock"). 500,000 shares of Common Stock in the aggregate have been approved for this purpose."

Adopted by the Board of Directors on January 27, 1998

Approved by the Stockholders of the Company on May 20, 1998.

                               GENSYM CORPORATION
                               AMENDMENT NO. 3 TO
                       1995 EMPLOYEE STOCK PURCHASE PLAN

  The first paragraph of the Company's 1995 Employee Stock Purchase Plan is amended and restated in its entirety to read as follows:

  "The purpose of this Plan is to provide eligible employees of Gensym Corporation (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, $.01 par value per share (the "Common Stock"). 700,000 shares of Common Stock in the aggregate have been approved for this purpose."

Adopted by the Board of Directors on February 14, 2000

Approved by the Stockholders of the Company on May 17, 2000.

[_] PLEASE MARK VOTES
    AS IN THIS EXAMPLE


                              GENSYM CORPORATION
--------------------------------------------------------------------------------
  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE
             CLASS II DIRECTOR NOMINEES AND FOR PROPOSALS 2 AND 3.

Mark box at right if an address change or comment has been noted on the reverse
side of this card.   [_]

Mark box at right if you plan to attend the Annual Meeting.   [_]

CONTROL NUMBER:
RECORD DATE SHARE:





Please be sure to sign and date this proxy         Date: __________________


Stockholder sign here                    Co-owner sign here


DETACH CARD

1. To elect three Class II Directors to the Board of Directors for the ensuing three years

                For All                           For all
                Nominees           Withhold       Except
                 [_]                 [_]           [_]



     Nominees: (01) Lowell B. Hawkinson
               (02) Theodore G. Johnson
               (03) Daniel J. Gatti

     To withhold authority to vote for any nominee listed above, mark the "For All Except" box and write the name(s) of the nominee(s) from whom you wish to withhold authority to vote in the space provided below.



2. To approve the amendment to the Company's 1995 Employee Stock Purchase Plan increasing from 700,000 to 1,000,000 the number of shares of Common Stock reserved for issuance under the Plan.

             For            Against               Abstain
             [_]              [_]                   [_]

3. To ratify and approve the appointment by the Board of Directors of Arthur Andersen LLP as the Company's independent auditors for the current year.

             For            Against               Abstain
             [_]              [_]                   [_]

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

DETACH CARD

                              GENSYM CORPORATION

                        ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 16, 2001

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Patrick Courtin and Jeffrey Weber, and each of them, with full power of substitution, as Proxies to represent and vote as designated hereon all shares of stock of Gensym Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 16, 2001 at 10:00 a.m., Boston time, at the offices of the Company, 52 Second Avenue, Burlington, Massachusetts, and at any adjournment thereof, with respect to the matters set forth on the reverse side hereof.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
ENVELOPE
--------------------------------------------------------------------------------

Please sign exactly as your name(s) appear(s) hereon. If the stock is registered in the name of two or more persons, each should sign. When signing as an executor, administrator, trustee, guardian or attorney, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.
------

HAS YOUR ADDRESS CHANGED?                DO YOU HAVE ANY COMMENTS?

______________________________________   ______________________________________

______________________________________   ______________________________________

______________________________________   ______________________________________